PRESS RELEASE

                          CONTACT: WILLIAM M. BRICKMAN
                                   PRESIDENT

                           TELEPHONE: (201) 939-3400
                              DATE: APRIL 2, 1997

                             FOR IMMEDIATE RELEASE


     Wood-Ridge, New Jersey--1st Bergen Bancorp (NASDAQ:FBER), the holding company for South Bergen Savings Bank, announced today that in connection with its previously approved Management Recognition and Retention Plans, it would repurchase up to 4% of its outstanding common stock in open market or privately negotiated transactions. These purchases will be used to fund grants under the plans.

     Headquartered in Wood-Ridge, New Jersey, South Bergen Savings Bank is a federally chartered stock savings bank that conducts business from its headquarters located in Wood-Ridge, New Jersey, and from its branch offices located in East Rutherford, Montville and Wanaque, New Jersey. At December 31, 1996, the Company had total assets of $247.1 million, total deposits of $204.2 million and total loans of $123.8 million.


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